UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement

Second Amended and Restated Credit Agreement and Amended and Restated Guarantee and Pledge Agreement

On March 24, 2009, the Company, CB Richard Ellis Services, Inc. (“Services”), a subsidiary of the Company, and certain subsidiaries of Services entered into a second amended and restated credit agreement (the “Credit Agreement”) with Credit Suisse, as administrative agent and collateral agent, and other lenders named therein amending and restating the amended and restated credit agreement, dated December 20, 2006 (as supplemented by the incremental term loan assumption agreement, dated March 27, 2008, the “existing credit agreement”). Pursuant to the existing credit agreement, the lenders thereunder have extended term loans to Services in an aggregate principal amount of $2.5 billion, allocated between a five-year $1.1 billion Tranche A term loan facility, a seven year $1.1 billion Tranche B term loan facility and a five-year $300 million Tranche A-1 term loan facility and continue to extend credit in the form of a senior secured revolving credit facility in an aggregate principal amount of up to $600 million. The obligations of the borrowers under the existing credit agreement are guaranteed by the Company and substantially all of its material wholly-owned domestic subsidiaries and secured by a pledge of the stock of their domestic subsidiaries and a 65% pledge of the stock of foreign subsidiaries pursuant to a guarantee and pledge agreement dated as of June 26, 2006 between the Company, Services, certain subsidiaries of Services and the collateral agent (the “existing guarantee and pledge agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The existing credit amendment was amended and restated to, among other things:

•

increase the permitted leverage ratio (ratio of total debt less available cash to covenant EBITDA) from 3.75 to 1.00 to 4.25 to 1.00 until March 31, 2011; thereafter, the permitted leverage ratio will revert to 3.75 to 1.00;

•

decrease the interest coverage ratio (ratio of covenant EBITDA to interest expense) from 2.25 to 1.00 to 2.00 to 1.00 through March 31, 2011; thereafter, the interest coverage ratio will revert to 2.25 to 1.00;

•

permit a newly formed subsidiary of the Company to purchase loans outstanding under the Credit Agreement on a non-pro rata basis at less than par pursuant to a modified reverse Dutch auction purchase offer (there can be no assurance that the Company will conduct a Dutch auction or that, if the Company conducts one, the Company will be able to successfully purchase loans at a price less than their aggregate principal amount);

•

increase the applicable interest rate margins for Tranche A loans based on the Company’s leverage ratio in accordance with the table below (provided that the Adjusted LIBO Rate shall be deemed to be not less than 2% per annum):

Leverage Ratio	Adjusted LIBO Rate Spread	Alternate Base Rate Spread
> 4.0 to 1.0	5.00%	4.00%
> 3.75 to 1.0 but ≤ 4.0 to 1.0	4.25%	3.25%
> 3.25 to 1.0 but ≤ 3.75 to 1.0	3.75%	2.75%
> 2.75 to 1.0 but ≤ 3.25 to 1.0	3.25%	2.25%
> 2.25 to 1.0 but ≤ 2.75 to 1.0	3.00%	2.00%
≤ 2.25 to 1.0	2.75%	1.75%

•

increase the applicable interest rate margins for revolving loans based on the Company’s leverage ratio in accordance with the table below (provided that the Adjusted LIBO Rate shall be deemed to be not less than 2% per annum):

Leverage Ratio	Adjusted LIBO Rate Spread	Alternate Base Rate Spread	Facility Fee
> 4.0 to 1.0	4.50%	3.50%	.50%
> 3.75 to 1.0 but ≤ 4.0 to 1.0	3.75%	2.75%	.50%
> 3.25 to 1.0 but ≤ 3.75 to 1.0	3.25%	2.25%	.50%
> 2.75 to 1.0 but ≤ 3.25 to 1.0	2.75%	1.75%	.50%
> 2.25 to 1.0 but ≤ 2.75 to 1.0	2.50%	1.50%	.50%
≤ 2.25 to 1.0	2.25%	1.25%	.50%

•

increase the applicable interest rate margin for the Tranche A-1 and Tranche B term loans in accordance with the table below (provided that the Adjusted LIBO Rate shall be deemed to be not less than 2% per annum):

Leverage Ratio	Adjusted LIBO Rate Spread	Alternate Base Rate Spread
>3.75 to 1.0	5.00%	4.00%
≤ 3.75 to 1.0	4.00%	3.00%

•

allow the Company to adjust covenant EBITDA by adding back a) up to $75 million of expenses incurred to achieve cost savings in any four quarter period, and b) up to $150 million of pro forma net run rate cost savings from actions taken, in any four quarter period, through December 31, 2010;

•

limit the Company’s ability to make any restricted payments on or prior to December 31, 2009. Thereafter, the Company’s ability to make restricted payments will be limited if, after giving effect to any proposed restricted payment, the pro forma leverage ratio would be greater than 3.00 to 1.00;

•	provide the Company with the ability to have subordinated debt be excluded from total debt for covenant purposes, subject to certain restrictions;

•	provide the Company with the ability to establish a receivables financing facility;

•	allow the Company to offer participants within individual tranches of debt the ability to modify the terms of their loans without further amending the Credit Agreement;

•	provide that loans must be prepaid from excess cash flow in percentages determined according to the leverage ratio;

•

provide that the Company will make a $100 million pre-payment of up to two quarters of scheduled amortization payments on the Tranche A and/or the Tranche A-1 term loans at par upon closing of the amendment (the Company also voluntarily made a $5.5 million pre-payment of up to two quarters of scheduled amortization payments on the Tranche B term loan);

•	add or make more restrictive various negative covenants, including restrictions on acquisitions and additional investments; and

•	require the payment of a customary fee to the lenders for amending the Credit Agreement.

Additionally, on March 24, 2009, the Company, Services and certain subsidiaries of Services entered into an amended and restated guarantee and pledge agreement (the “Guarantee and Pledge Agreement”) with Credit Suisse as collateral agent to, among other things, reaffirm their obligations under the existing guarantee and pledge agreement, and additionally to grant a security interest in substantially all of their domestic personal property assets, subject to certain exceptions as set forth therein, in addition to the stock pledges that currently secure the obligations.

The foregoing descriptions of the Credit Agreement and Guarantee and Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated as of March 24, 2009, by and among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., the lenders named therein and Credit Suisse, as Administrative Agent and Collateral Agent.

10.2	Amended and Restated Guarantee and Pledge Agreement, dated as of March 24, 2009, by and among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., certain subsidiaries of CB Richard Ellis Services, Inc. and Credit Suisse, as Collateral Agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 26, 2009		CB RICHARD ELLIS GROUP, INC.

	By:	/s/ Robert E. Sulentic
Robert E. Sulentic
Chief Financial Officer and President-Development Services